CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of FundX ETF Upgrader Fund and the FundX ETF Aggressive Upgrader Fund.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
January 31, 2007